NEWS RELEASE

For further information, contact:	Matt Quantz, Manager - Corporate Communications
(337) 232-7028, www.petroquest.com

PETROQUEST ENERGY PROVIDES UPDATE ON BORROWING BASE RE-DETERMINATION

LAFAYETTE, LA - March 30, 2015 - PetroQuest Energy, Inc. (NYSE: PQ) announced today that the Company’s bank group has completed its semi-annual re-determination of its borrowing base under its credit facility. As a result, the Company’s $220 million borrowing base has been revised to $190 million, subject to the aggregate commitments of the bank group, which the Company elected to remain unchanged at $170 million. In addition, the Company’s minimum ratio of consolidated current assets to consolidated current liabilities has been amended to the following: 0.75 to 1.0 as the last day of the fiscal quarters ending March 31, 2015 and June 30, 2015, and 1.0 to 1.0 as the last day of any fiscal quarter ending thereafter.

The Company is currently in compliance with the financial covenants under the credit facility. The Company has requested an interim re-determination of the borrowing base which is scheduled to occur by July 1, 2015 and will be based upon the valuation of the reserves attributable to the Company’s oil and gas properties as of July 1, 2015.

The purpose of the interim re-determination is to allow the Company’s Thunder Bayou discovery well to be reflected as a producing asset in the borrowing base. Forecasted production rates from this significant discovery have increased from initial expectations of 25,000 Mcfe/d to approximately 38,000 Mcfe/d. The Company expects to commence production in early May 2015 and is currently constructing production facilities capable of accommodating up to 70,000 Mcf/d.

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, Texas, Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   All statements other than statements of historical fact included in this news release are forward-looking statements. Although PetroQuest believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014, our estimate of the sufficiency of our existing capital sources, including availability under our senior secured bank credit facility and the result of any borrowing base redetermination, our ability to raise additional capital to fund cash requirements for future operations, the effects of a financial downturn or negative credit market conditions on our liquidity, business and financial condition, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our ability to find oil and natural gas reserves that are economically recoverable, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, our ability to realize the anticipated benefits from our joint ventures, the timing of development expenditures and drilling of wells, hurricanes, tropical storms and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracking operations or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the SEC. PetroQuest undertakes no duty to update or revise these forward-looking statements.
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